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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-77816) pertaining to the Employees' incentive stock options and other stock option and warrant agreements of Iwerks Entertainment, Inc. of our report dated August 5, 1998, with respect to the consolidated financial statements and schedule of Iwerks Entertainment, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.


                                        Ernst & Young LLP

Los Angeles, California
September 24, 1998